Exhibit 3.2
AMENDED AND RESTATED
(as of May 22, 2008)
BYLAWS
OF
TELETECH HOLDINGS, INC.
ARTICLE I
Offices
     1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporations’ registered agent at such address shall be The Corporation Trust Company. The registered office and/or agent of the Corporation may be changed from time to time by action of the Board of Directors.
     1.2. Other Offices. The Corporation also may have offices at such other places, either within or without the State of Delaware, as from time to time the Board of Directors may determine or the business of the Corporation may require.
ARTICLE II
Stockholders
     2.1. Time of Meeting. An annual meeting of the stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held each year at such time and date as the Board of Directors by resolution, shall determine and as set forth in the notice of the meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of stockholders on a day as soon thereafter as may be convenient.
     2.2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting. Such meetings may be called by: (a) the Chairman of the Board, the Chief Executive Officer, or the Vice Chairman; or (b) by the Secretary upon the request of a majority of the Board of Directors.
     2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders called by the Board of Directors. Notwithstanding any other provision herein, the Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of

Delaware (the “DGCL”). If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Corporation’s principal place of business.
     2.4. Notice of Meetings; Waiver of Notice. Written notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise provided by statute, not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger or consolidation, not less than 20 nor more than 60 days before the meeting or as otherwise provided by statute, either personally or by mail, by or at the direction of the Board of Directors or persons calling the meeting or as otherwise provided by statute, to each stockholder of record entitled to vote at such meeting.
     Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
     To the extent permitted by the DGCL and without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.
     “Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Whenever notice of any meeting of stockholders is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
     2.5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, unless otherwise provided by statute, in the case of a meeting of stockholders, not less than 10 days immediately preceding such meeting, or in the case of a merger or consolidation, not less than 20 days immediately preceding such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     2.6. Voting Rights; Proxies. Each stockholder shall be entitled to one vote for each share of voting capital stock held by such stockholder, except as otherwise provided in the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written or electronic proxy, filed in accordance with the procedure established for the meeting or taking of action in writing, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. An electronic proxy (which may be transmitted via telephone, e-mail, the Internet or such other electronic means as the board of directors may determine from time to time) shall be deemed executed if the corporation receives an appropriate electronic transmission from the stockholder or the stockholder’s attorney-in-fact along with a pass code or other identifier which reasonably establishes the stockholder or the stockholder’s attorney-in-fact as the sender of such transmission. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL or any successor provision thereto.
     2.7. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (a) at the principal executive offices of the Corporation, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     2.8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to (i) examine the stock ledger, the list required by Section 2.7 or the books of the Corporation; (ii) receive dividends; or (iii) vote in person or by proxy at any meeting of stockholders. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.
     2.9. Quorum and Manner of Acting. Unless otherwise provided by the Certificate of Incorporation, holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at a meeting thereof, present in person or presented by proxy, shall constitute a quorum at all meetings of the stockholders. In the event a quorum is not present or represented by proxy at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which adjournment is taken, of the time and place of the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     2.10. Vote Required. If a quorum is present, the affirmative vote of the holders of a majority of the voting power of the stock represented at such meeting, whether present or by proxy, shall be the act of the stockholders, unless the matter to be voted upon is one upon which, by express provision of the DGCL or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall determine the vote required to effect such action.
     2.11. Informal Action by Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not les than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III
Directors
     3.1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to such limitations as are imposed by law, the Certificate of Incorporation or these Bylaws.
     3.2. Number, Election and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be not less than two  nor more than eleven and shall be fixed from time to time, within such minimum and maximum, by resolution adopted by a majority of the Board of Directors. Each director shall serve for a term ending on the date of the first annual meeting following the annual meeting at which such director was elected or until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.
     3.3. Annual Meeting; Regular Meetings. The annual meeting of the Board of Directors shall be held, without notice other than this Section 3.3, immediately after the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without notice other than such resolution.
     3.4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of directors. The person or persons who call a special meeting of the Board of Directors may designate any place, either within or without the State of Delaware, as the place for holding such special meeting. In the absence of a designated meeting place, the place of meeting shall be the Corporation’s principal place of business.
     3.5. Notice of Special Meetings. A notice of the time and place of special meetings may be given personally or by mail, telegram, telex, facsimile, cable or by means of electronic transmission. If the notice is mailed, it shall be sent by first class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the Corporation and deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, telex, facsimile, cable or electronic means it shall be delivered by such means at least 24 hours before the time of the holding of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice given by electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify (a) the purpose or (b) the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation or via telephone.
     3.6. Quorum and Manner of Action. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws.
     3.7. Waiver of Notice. Whenever notice of any meeting of the Board of Directors is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.
     3.8. Action Without a Meeting by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form (i.e., a paper printout of an electronic transmission) and shall be in electronic form if the minutes are maintained in electronic form. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.
     3.9. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.9 shall constitute presence at such meeting.

     3.10. Resignations. Any director may resign at any time by giving written notice or by electronic transmission to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein. The acceptance by the Board of Directors of such resignation shall not be necessary to make it effective unless such resignation specifically states that it shall take effect upon acceptance.
     3.11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the director(s) so chosen shall hold office until their successor(s) are elected and qualified or until their earlier resignation or removal.
     3.12. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the outstanding shares of the Corporation then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of this Section 3.12 shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote or the outstanding shares of the Corporation as a whole.
     3.13. Interested Directors.
     (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of the existence thereof, or solely because a director or officer is present at or participates in the meeting of the Board or a committee thereof which authorizes such a contract or transaction, or solely because his or their votes are counted for such purpose, if:
     (i) the material facts as to such relationship or interest and as to the contract or transaction(s) are disclosed or are known to the Board of Directors or a committee thereof, as the case may be, and the Board or committee, as appropriate, in good faith authorizes the contract or transaction(s) by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
     (ii) the material facts as to the relationship or interest and as to the contract or transaction(s) are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction(s) is specifically approved in good faith by vote of the stockholders; or
     (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes a contract or transaction described in this Section 3.13.
ARTICLE IV
Committees
     4.1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in said resolution or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that (a) no such committee shall have the power or authority in reference to (i) amend the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation thereof or (v) amend these Bylaws; and (b) unless the resolution, Bylaws or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.
     4.2. Absence of Disqualification of Committee Member. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     4.3. Record of Proceedings. Each committees shall keep regular minutes of its proceedings and when required by the Board of Directors, report the same to the Board of Directors.
ARTICLE V
Officers
     5.1. Number and Titles. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, Chief Executive Officer, Vice Chairman, Secretary and Treasurer. The Board of Directors may also elect additional officers of the Corporation, including one or more Vice Presidents and one or more Assistant Secretaries and

Assistant Treasurers. The Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person. The officer designated as the Chief Financial Officer of the Corporation shall be the Treasurer unless another officer is chosen to be the Treasurer.
     5.2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of stockholders or as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall be elected to hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.
     5.3. Compensation. The compensation, if any, of all officers of the Corporation shall be fixed by the Board of Directors or, if created, the Compensation Committee thereof.
     5.4. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     5.5. Resignation. Any officer may resign at any time by giving written notice, or by electronic transmission, to the Board of Directors, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
     5.6. Duties of Officers. The duties and powers of the officers shall be as follows:
     (a) Chairman of the Board. Subject to the control of the Board of Directors, the Chairman of the Board shall, in general, supervise and manage the business and affairs of the Corporation and shall see that the resolutions and directions of the Board of Directors are carried into effect. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation, or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaw or otherwise required by law, the Chairman may execute for the Corporation any contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation’s business, and the Chairman may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors or these Bylaws. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors (and of any executive committee thereof), and shall perform such other duties as from time to time shall be prescribed by the Board of Directors.
     (b) Chief Executive Officer. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The Chief Executive Officer

shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Chief Executive Officer, or imposed by these Bylaws. The Chief Executive Officer shall cause to be called regular and special meetings of the stockholders and Board of Directors in accordance with these Bylaws and he shall preside at all such meetings. The Chief Executive Officer also shall have such further powers and duties as from time to time may be conferred upon or assigned to the Chief Executive Officer by the Board of Directors. The Chief Executive Officer shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
     (c) Vice Chairman. The Vice Chairman shall be responsible for formulating general policies and programs for the Corporation for submission to the Board of Directors and for carrying out the programs and policies approved by the Board of Directors. He shall be responsible for the administration and operation of the business and affairs of the Corporation. The Vice Chairman shall have the power and authority to execute all duly authorized contracts, agreements, deeds, conveyances or other obligations or instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Vice Chairman shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. In the absence or disability of the Chief Executive Officer, the Vice Chairman shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
     (d) Vice President. The Board of Directors may appoint one or more Vice Presidents, who may be designated as Executive Vice Presidents, Senior Vice Presidents or Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors. In the absence or disability of the Chief Executive Officer and the Vice Chairman, the Vice President (or in the event there are more than one Vice Presidents, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
     (e) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees if required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation, if any, and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
     (f) Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and the financial condition of the Corporation.
     If required by the Board of Directors, the Treasurer shall give the Corporation and maintain a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
     (g) Assistant Treasurers and Assistant Secretaries. In the absences of the Treasurer or Secretary or in the event of the inability of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of their election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of, and be subject to all restrictions upon, such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as from time to time may be prescribed by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, an Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
ARTICLE VI
Shares of Stock
and Their Transfer
     6.1. Shares of Stock.
     (a) Certificated or Uncertificated Shares. The shares of the Corporation may be represented by certificates, or may be uncertificated.
     (b) certificated Form of Shares: Shares of stock represented by certificates shall be in such form as determined by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificates may be a facsimile.

     (c) Uncertificated Form of Shares. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     6.2. Transfer of Stock.
     (a) Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation by the holder, in person or by duly authorized attorney, as provided in this Article VI. The Board of Directors shall have the power to make all such rules and regulations, consistent with applicable law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares or uncertificated shares of the Corporation.
     (b) Transfer of Certificated Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon the Corporation’s books. For shares in certificated form, no new certificate shall be issued, nor shall the shares be transferred on the books of the Corporation, until the former certificate or certificates for a like number of shares shall have been surrendered and canceled. Notwithstanding the foregoing sentence, in the case of a lost, wrongfully taken or mutilated certificate, a new certificate, or evidence of uncertificated shares, may be issued, and the transfer consummated, upon such terms and indemnity to the Corporation as the Board of Directors or a proper officer may prescribe consistent with applicable law.
     (c) Transfer of Uncertificated Shares. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.
ARTICLE VII
Dividends
     7.1 Dividends. Subject to the provisions of the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

ARTICLE VIII
Fiscal Year
     8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.
ARTICLE IX
Seal
     9.1 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
ARTICLE X
Miscellaneous Provisions
     10.1. Contracts. The Board of Directors or the Chief Executive Officer may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation in the ordinary course of the Corporations’ business and such authority may be general or confined to a specific instance.
     10.2. Disbursements, Notes and Other Evidences of Indebtedness. All checks, drafts or other orders for the payment of money, or notes or other evidences of indebtedness issued in the name of the Corporation shall be executed by such officer or agent as shall from time to time be authorized by the Board of Directors.
     10.3. Deposits. The Board of Directors may select the banks, trust companies or other depositaries of the funds of the Corporation.
     10.4. Stock in Other Corporations. Shares of any other Corporation which may from time to time be held by the Corporation may be represented and voted by the Chief Executive Officer, or by any proxy appointed in writing by the Chief Executive Officer, or by any other person or persons thereunto authorized by the Board of Directors, at any meeting of stockholders of such Corporation or by executing written consents with respect to such shares where stockholder action may be taken by written consent. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chief Executive Officer or by any other officer thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the name of any nominee designated for such purpose by the Board of Directors.
ARTICLE XI
Indemnification of Directors, Officers and Others
     11.1. Authorization of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action,

suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to this Section 11.1 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 11.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     11.2 Right of Claimant to Bring Action Against the Corporation. If a claim under Section 11.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 11.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.
     11.3 Non-exclusivity. The rights to indemnification and advance payment of expenses provided by Section 11.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     11.4 Survival of Indemnification. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 11.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.
     11.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
ARTICLE XII
Amendment
     12.1 Amendment. These Bylaws may be altered, amended or repealed and new Bylaws adopted by the stockholders by vote at a meeting or by written consent without a meeting and, subject to the power of the stockholders as aforesaid, by the Board of Directors.